UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, 2nd Floor Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 245-0399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LOGC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, each of Erez Chimovits and Daniel O’Connell informed the Board of Directors (the “Board”) of LogicBio Therapeutics, Inc. (the “Company”) that he would resign as a director of the Company, effective December 10, 2020.

On December 10, 2020, the Board appointed (i) Jeff Goater to serve as a Class I director for a term expiring at the Company’s 2022 annual meeting of the stockholders or upon his earlier death, resignation or removal and (ii) Daphne Karydas to serve as a Class II director for a term expiring at the Company’s 2023 annual meeting of the stockholders or upon her earlier death, resignation or removal. The Board also appointed Mr. Goater and Ms. Karydas to serve as a member of the Board’s Compensation Committee and Audit Committee, respectively.

Mr. Goater and Ms. Karydas will be compensated for their service as directors in accordance with the Company’s non-employee director compensation policy, as generally described in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 29, 2020. Each of Mr. Goater and Ms. Karydas was awarded an option to purchase 20,000 shares of the Company’s common stock on the effective date of his or her appointment, which option will vest annually in equal amounts over three years, with accelerated vesting if a change of control occurs prior to the option being fully vested, subject in each case to his or her continued service through the applicable vesting date.

Neither Mr. Goater nor Ms. Karydas has a material direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between either of Mr. Goater or Ms. Karydas and any other person pursuant to which he or she was selected as a director. The Company plans to enter into an indemnification agreements with Mr. Goater and Ms. Karydas, which will provide them with indemnification in connection with their service as members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Frederic Chereau
Name:	Frederic Chereau
Title:	President and Chief Executive Officer

Date: December 14, 2020